UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2013

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9 Greenway Plaza, Suite 2200
Houston, Texas		77046
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
In May 2013, the Company entered into an agreement to sell eleven inland barge rigs, which comprised the majority of the Inland segment fleet, and related assets for $45 million, and in July 2013, the Company closed on the sale of these assets. Additionally, the Company had previously entered into a separate agreement to sell its Hercules 27 inland barge rig for $5.0 million, which closed in August 2013. As a result of the sale of the Inland barge assets and the Hercules 27 (the "Inland Transactions"), we classified the results of operations of the Inland barge assets included in the Inland Transactions as discontinued operations. The remaining assets of the Inland segment, which included spare equipment, one cold stacked barge and a barge that will be used as a training rig, have been transferred to the Domestic Offshore segment. The historical results of Domestic Offshore have also been recast to include the operating results of these assets.
In June 2013, the Company entered into an agreement to sell its U.S. Gulf of Mexico liftboats and related assets (the "Domestic Liftboat Sale"). On July 1, 2013, the Company closed on the sale of the liftboats and related assets and received proceeds of approximately $54.4 million. As a result of the Domestic Liftboat Sale, we classified the results of operations of the Domestic Liftboat assets included in this sale as discontinued operations. In 2012, the Company transferred 1 vessel, Kingfish, from its Domestic Liftboats segment to its International Liftboats segment. The historical results generated by the Kingfish, that were previously reported in the Domestic Liftboats segment are reported in the International Liftboats segment. As a result of this transfer, the historical results of International Liftboats have also been recast to include the operating results of this asset.
Accordingly, we have recast certain information of our filing to reflect these transactions for all periods presented included in the following sections of our Quarterly Report on Form 10-Q for the three months ended March 31, 2013 (the “Previously Filed Quarterly Report”):
(1) Our Quarterly Report on Form 10-Q for the three months ended March 31, 2013:

•	Part I, Item 1. Financial Statements,

•	Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and

•	Part I, Item 3. Quantitative and Qualitative Disclosures About Market Risk.
As this Current Report on Form 8-K is being filed only for the purpose described above, and only affects the Items specified above, the other information in the Previously Filed Quarterly Report remains unchanged other than the omission of the “Outlook” section. No attempt has been made in this Current Report on Form 8-K to modify or update disclosures in the Previously Filed Quarterly Report, except as described above. This Current Report on Form 8-K does not reflect events occurring after the filing of the Previously Filed Quarterly Report or modify or update any related disclosures. Information in the Previously Filed Quarterly Report not affected by this Current Report on Form 8-K is unchanged and reflects the disclosure made at the time of the filing of the Company’s original March 31, 2013 Form 10-Q with the Securities and Exchange Commission on April 25, 2013. Accordingly, this Current Report on Form 8-K should be read in conjunction with the Previously Filed Quarterly Report and the Company’s filings made with the Securities and Exchange Commission subsequent to the filing of the Previously Filed Quarterly Report, including any amendments to those filings. In addition, on August 23, 2013, the Company filed a separate Current Report on Form 8-K for the purpose of recasting certain information of our filing to reflect the results of operations of the Inland and Domestic Liftboat segments as discontinued operations for all periods presented included in certain sections of our Annual Report on Form 10-K for the year ended December 31, 2012.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

*99.1
Updated Financial Statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures About Market Risk of our Quarterly Report on Form 10-Q for the three months ended March 31, 2013

*101.INS	XBRL Instance Document
*101.SCH	XBRL Schema Document
*101.CAL	XBRL Calculation Linkbase Document
*101.DEF	XBRL Definition Linkbase Document
*101.LAB	XBRL Label Linkbase Document
*101.PRE	XBRL Presentation Linkbase Document

Attached as Exhibit 101 to this report are documents formatted in XBRL (Extensible Business Reporting Language). Users of this data are advised pursuant to Rule 406T of Regulations S-T that the interactive data filed is deemed not filed or part of a registration statement or prospectus for purposes of Section 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act 1934, and otherwise not subject to liability under these sections. The financial information contained in the XBRL-related documents is “unaudited” or “unreviewed.”
 _____________________________

*	Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: August 23, 2013	By:	/s/ Stephen M. Butz
Stephen M. Butz
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1
Updated Financial Statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures About Market Risk of our Quarterly Report on Form 10-Q for the three months ended March 31, 2013

101.INS	XBRL Instance Document
101.SCH	XBRL Schema Document
101.CAL	XBRL Calculation Linkbase Document
101.DEF	XBRL Definition Linkbase Document
101.LAB	XBRL Label Linkbase Document
101.PRE	XBRL Presentation Linkbase Document
Attached as Exhibit 101 to this report are documents formatted in XBRL (Extensible Business Reporting Language). Users of this data are advised pursuant to Rule 406T of Regulations S-T that the interactive data filed is deemed not filed or part of a registration statement or prospectus for purposes of Section 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act 1934, and otherwise not subject to liability under these sections. The financial information contained in the XBRL-related documents is “unaudited” or “unreviewed.”

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